Exhibit 5.1

Gordon K. Ho
T: +1 650 843 5190
gho@cooley.com
April 3, 2015
Revance Therapeutics, Inc.
7555 Gateway Boulevard
Newark, California 94560
Ladies and Gentlemen:
We have acted as counsel to Revance Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of up to an aggregate of 1,188,722 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), including (i) 950,978 shares of Common Stock pursuant to the Company’s 2014 Equity Incentive Plan (the “2014 EIP”), and (ii) 237,744 shares of Common Stock pursuant to the Company’s 2014 Employee Stock Purchase Plan (the “ESPP” and together with the 2014 EIP, the “Plans”).
In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectus, the Company’s Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws, each as currently in effect, the Plans and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.
Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).
We consent to the filing of this opinion as an exhibit to the Registration Statement.

FIVE PALO ALTO SQUARE 3000 EL CAMINO REAL PALO ALTO CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Revance Therapeutics, Inc.
April 3, 2015
Page Two

Sincerely,
Cooley LLP
By: ____/s/ Gordon K. Ho
Gordon K. Ho

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FIVE PALO ALTO SQUARE 3000 EL CAMINO REAL PALO ALTO CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM